UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
_____________________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) April 22, 2024

ARES STRATEGIC INCOME FUND
(Exact Name of Registrant as Specified in Charter)

Delaware	814-01512	88-6432468
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

245 Park Avenue, 44th Floor, New York, NY	10167
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 750-7300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02 Unregistered Sale of Equity Securities.

During April 2024, Ares Strategic Income Fund (the “Fund”) sold Class I common shares of beneficial interest. The number of shares to be issued was finalized on April 22, 2024. The purchase price per Class I common share equaled the Fund’s net asset value (“NAV”) per Class I common share as of March 31, 2024. The offer and sale of the Class I common shares was exempt from the registration provisions of the Securities Act of 1933, as amended, pursuant to Section 4(a)(2) thereof and/or Regulation S promulgated thereunder. The following table details the Class I common shares sold:

Date of Unregistered Sales (dollar amount in millions)	Amount of Class I Common Shares	Total Consideration
During April 2024 (number of shares finalized on April 22, 2024)	12,186,419	$332.7

Item 8.01  Other Events.

Net Asset Value

The NAV per share of each class of the Fund as of March 31, 2024, as determined in accordance with the valuation policies and procedures of Ares Capital Management LLC, the Fund’s investment adviser, was as follows:

NAV as of March 31, 2024
Class I	$27.30
Class S	$27.30
Class D	$27.30

As of March 31, 2024, the Fund’s aggregate NAV was approximately $2.4 billion, the fair value of its portfolio investments was approximately $3.5 billion, and it had approximately $905 million of debt outstanding. The Fund’s debt-to-equity leverage ratio as of March 31, 2024 was 0.38x.

April 2024 Distributions

As previously disclosed, on March 14, 2024, the Fund announced the declaration of regular monthly distributions for each class of the Fund’s common shares of beneficial interest, including Class I shares, Class S shares and Class D shares (the “Common Shares”) in the amounts per share set forth below:

	Gross Distribution	Shareholder Servicing and/or Distribution Fee	Net Distribution
Class I	$0.21430	$0.00000	$0.21430
Class S	$0.21430	$0.01902	$0.19528
Class D	$0.21430	$0.00559	$0.20871

The distributions for each class of Common Shares are payable to shareholders of record as of the open of business on April 30, 2024 and will be paid on or about May 23, 2024.

The April 2024 distributions will be paid in cash or reinvested in the Common Shares for shareholders participating in the Fund’s distribution reinvestment plan.

Portfolio and Business Commentary

As of March 31, 2024, the Fund had investments in 327 portfolio companies with total fair value of approximately $3.5 billion. As of March 31, 2024, 97% of the debt investments at fair value in the Fund’s portfolio were floating rate. As of March 31, 2024, based on fair value, the Fund’s portfolio investments consisted of the following:

As of March 31, 2024
Portfolio Investment
First lien senior secured loans	90.7%
Second lien senior secured loans	2.5
Senior subordinated loans	1.4
Corporate bonds	0.3
Collateralized loan obligations	1.5
Collateralized mortgage-backed securities	0.1
Private asset-backed investments	1.4
Preferred equity	1.2
Other equity	0.9
Total	100.0%

As of March 31, 2024, the ten largest industries in which the Fund was invested, represented as a percentage of fair value, were as follows:

As of March 31, 2024
Industry
Software and Services	20.7%
Health Care Services	11.8%
Consumer Services	10.9%
Capital Goods	10.2%
Financial Services	7.5%
Insurance Services	7.1%
Media and Entertainment	5.1%
Commercial and Professional Services	5.0%
Pharmaceuticals, Biotechnology and Life Sciences	3.1%
Automobiles and Components	2.8%

Status of Offering

The Fund is currently publicly offering on a continuous basis up to $7.5 billion of its Common Shares, pursuant to an offering (the “Offering”). Additionally, the Fund has sold unregistered shares as part of private offerings (the “Private Placements”). The following table lists the Common Shares issued and total consideration for both the Offering and the Private Placements as of the date of this filing. The table below does not include Common Shares issued through the Fund’s distribution reinvestment plan. The Fund intends to continue selling Common Shares in the Offering on a monthly basis.

(dollar amounts in millions)	Common Shares Issued	Total Consideration
Offering:
Class I	31,606,971	$857.3
Class S	18,128,476	$491.3
Class D	2,749,218	$74.5
Private Placements
Class I	51,277,722	$1,361.2
Class S	—	—
Class D	—	—
Total*	103,762,387	$2,784.4

*Amounts may not sum due to rounding.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARES STRATEGIC INCOME FUND

Date: April 23, 2024

	By:	/s/ SCOTT C. LEM
	Name:	Scott C. Lem
	Title:	Chief Financial Officer